    As filed with the Securities and Exchange Commission on January 22, 1998
                                                       Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         _____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         _____________________________

                          AXYS PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)
                         _____________________________

         DELAWARE                                 22-2969941
 (State of Incorporation)               (I.R.S. Employer Identification No.)

                                180 KIMBALL WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 829-1000
         (Address and telephone number of principal executive offices)
                         _____________________________

                          1997 EQUITY INCENTIVE PLAN
                         _____________________________
                              (FULL TITLE OF PLAN)

                                JOHN P. WALKER
                           CHIEF EXECUTIVE OFFICER
                          AXYS PHARMACEUTICALS, INC.
                                180 KIMBALL WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (650) 829-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            ALAN C. MENDELSON, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                          PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000
                          ____________________________


                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES       AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING            AMOUNT OF
    TO BE REGISTERED          REGISTERED              SHARE (1)                 PRICE (1)            REGISTRATION FEE
  Stock Options and
  Common Stock (par           2,500,000            $9.625                   $24,062,500                $7,098.44
  value $.001)
======================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price is based upon the average of the high and low prices of Registrant's Common Stock on January 20, 1998, as reported on the Nasdaq National Market.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by AxyS Pharmaceuticals, Inc. (formerly Arris Pharmaceutical Corporation) (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP ("Cooley Godward"), Palo Alto, California. Cooley Godward and certain attorneys in such firm own an aggregate of approximately 19,357 shares of the Company's Common Stock. Alan
C. Mendelson, a partner of Cooley Godward, is the Secretary of the Company.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide the Company will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

         The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         In addition, the Company has entered into certain agreements in connection with the Company's equity financings which provide for the indemnification of directors and officers in certain circumstances, including indemnification for liabilities arising under the Securities Act of 1933, as amended. The Company also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.





                                       2.

                                    EXHIBITS

EXHIBIT
NUMBER
5.1             Opinion of Cooley Godward LLP.

23.1            Consent of Ernst & Young LLP, Independent Auditors.

23.2            Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

24              Power of Attorney is contained on the signature page II-1.

99.1            1997 Equity Incentive Plan.

                                  UNDERTAKINGS

         1.      The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                                       3.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 20, 1998.


                                       AXYS PHARMACEUTICALS, INC.




                                       By: /s/ John P. Walker
                                          --------------------------------
                                               John P. Walker
                                               Chief Executive Officer




                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Walker and Frederick J. Ruegsegger, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





Signature                                       Title                                 Date
/s/ John P. Walker                              Chief Executive                       January 20, 1998
---------------------------------------         Officer and Director
         John P. Walker                         (Principal Executive
                                                Officer)




/s/ Frederick J. Ruegsegger                     Vice President and Chief              January 20, 1998
---------------------------------------         Financial Officer
         Frederick J. Ruegsegger                (Principal Financial and
                                                Accounting Officer)




/s/ Ann M. Arvin                                Director                              January 20, 1998
---------------------------------------
         Ann M. Arvin




/s/ Brook H. Byers                              Director                              January 20, 1998
---------------------------------------
         Brook H. Byers




/s/ Anthony B. Evnin, Ph.D.                     Director                              January 20, 1998
---------------------------------------
         Anthony B. Evnin, Ph.D.



/s/ Donald Kennedy, Ph.D.                       Director                              January 20, 1998
---------------------------------------
         Donald Kennedy, Ph.D.




/s/ Vaughn M. Kailian                           Director                              January 20, 1998
---------------------------------------
         Vaughn M. Kailian




/s/ Kevin J. Kinsella                           Director                              January 20, 1998
---------------------------------------
         Kevin J. Kinsella




/s/ Irwin Lerner                                Director                              January 20, 1998
---------------------------------------
         Irwin Lerner




/s/ J. Leighton Read                            Director                              January 20, 1998
---------------------------------------
          J. Leighton Read

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------    ---------------------------------------------------------------------
 5.1       Opinion of Cooley Godward LLP.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1       Power of Attorney. Reference is made to the Signature Page.

99.1       1997 Equity Incentive Plan.